                                                                   EXHIBIT 3(ii)



                               THE BRINK'S COMPANY

                                     BYLAWS


                                   ARTICLE I
                                   ---------

                                      NAME
                                      ----

     The name of the corporation is The Brink's Company.


                                   ARTICLE II
                                   ----------

                                     OFFICES
                                     -------

     1. Registered Office and Registered Agent. The corporation shall maintain a registered office and a registered agent in the Commonwealth of Virginia as required by the laws of said Commonwealth.

     2. Other Offices. The corporation shall in addition to its registered office in the Commonwealth of Virginia establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.


                                  ARTICLE III
                                  -----------

                                 CORPORATE SEAL
                                 --------------

     The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the fact of its establishment in the Commonwealth of Virginia and the words "Corporate Seal." Such seal may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.


                                   ARTICLE IV
                                   ----------

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     1. Place of Meetings. Meetings of the shareholders shall be held at such place, within or without the Commonwealth of Virginia, as the Board of Directors may determine.

     2. Quorum. A majority of the votes entitled to be cast by a voting group on a matter shall constitute a quorum of the voting group for action on that matter at any meeting of the shareholders, except as otherwise provided by statute, the Articles of Incorporation or these bylaws. The shareholders entitled to vote thereat, present in person or by proxy, or the chairman of the meeting shall have power to adjourn or postpone any meeting of the shareholders from time to time, without notice other than announcement at the meeting before adjournment or postponement (except as otherwise provided by statute). At such adjourned or postponed meeting any business may be transacted that might have been transacted at the meeting as originally notified.

     3. Right to Vote; Written Authorization. At any meeting of the shareholders each shareholder having the right to vote shall be entitled to vote in person, or by proxy. Appointment of a proxy may be accomplished by the shareholder or such shareholder's duly authorized attorney-in-fact or authorized officer, director, employee or agent signing an appointment form authorizing another person or persons to act for the shareholder as proxy or causing such shareholder's signature to be affixed to such appointment form by any reasonable means, including, but not limited to, by facsimile signature. Any such appointment form shall bear a date not more than eleven months prior to said meeting, unless such appointment form provides for a longer period. All appointment forms shall be effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes.

     4. Electronic Authorization. The Chief Executive Officer or the Secretary may approve procedures to enable a shareholder or a shareholder's duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder's duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     5. Voting. Except as otherwise provided in the Articles of Incorporation, at each meeting of the shareholders each shareholder shall have one vote for each share having voting power, registered in the shareholder's name on the share transfer books of the corporation at the record date fixed in accordance with these bylaws, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, the Articles of Incorporation or these bylaws, any proposed action, other than the election of directors, by a voting group is approved if a quorum of the voting group exists and the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

     6. Notice of Meetings. Except as otherwise prescribed by statute, notice of any meeting of the shareholders shall be given to each shareholder entitled to vote thereat not less than 10 nor more than 60 days before the meeting. Such notice shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     7. Electronic Transmission of Notice. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the corporation, under any provision of the Virginia Stock Corporation Act, the Articles of Incorporation or these bylaws, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (4) if by any other form of electronic transmission, when consented to by the shareholder.

     8. Chairman of the Meeting. The Chairman of the Board shall preside over all meetings of the shareholders. If he or she is not present, or if there is none in office, the Chief Executive Officer shall preside. If the Chairman of the Board and the Chief Executive Officer are not present, a Vice President shall preside, or, if none be present, a chairman shall be elected by the meeting. The Secretary shall act as secretary of the meeting, if he or she is present. If he or she is not present, the chairman of the meeting shall appoint a secretary of the meeting. The chairman of the meeting, at his or her discretion, may adjourn or postpone the meeting from time to time, whether or not there is a quorum, and may determine the date, time and place that a meeting so adjourned or postponed is to reconvene. The chairman of the meeting shall prescribe rules of procedure for the meeting, including the order of business, and shall determine the time reasonably allotted to each speaker at the meeting.

     9. Inspectors. One or more inspectors for any meeting of shareholders shall be appointed by the chairman of such meeting. Inspectors so appointed, shall receive and take charge of proxies and ballots, and shall decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

     10. Annual Meeting of Shareholders. The annual meeting of the shareholders shall be held on the first Friday in May at one o'clock in the afternoon, local time, or on such other day or at such other time as the Board of Directors may determine. At each annual meeting of the shareholders they shall elect by plurality vote, in accordance with the Articles of Incorporation and these bylaws, directors to hold office until the third annual meeting of the shareholders held after their election and their successors are respectively elected and qualified or as otherwise provided by statute, the Articles of Incorporation or these bylaws. Any other proper business may be transacted at the annual meeting. The chairman of the meeting shall be authorized to declare whether any business is properly brought before the meeting, and, if he or she shall declare that it is not so brought, such business shall not be transacted. Without limiting the generality of the foregoing, the chairman of the meeting may declare that matters relating to the conduct of the ordinary business operations of the corporation are not properly brought before the meeting.

     11. Special Meeting of Shareholders. A special meeting of the shareholders for any purpose or purposes may be called by the Chairman of the Board, by the Board of Directors or by the Chief Executive Officer. Business transacted at any special meeting of the shareholders shall be confined to the purpose or purposes stated in the notice of the meeting.

     12. Advance Notice of Nominations and Shareholder Business. (a) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any shareholder of the corporation who was a shareholder of record of the corporation who is entitled to vote at the meeting at the time the notice provided for in this Section 12 is received by the Secretary of the corporation and who complies with the notice procedures set forth in this
Section 12.

         (b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a) of this
Section 12, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder's notice must be received by the Secretary at the principal office of the corporation not later than the close of business on the 120th day nor earlier than the close of business on the 180th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 180th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period, or extend any time period, for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise, required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to being named in the proxy statement as a nominee and to serving as such a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (2) the class and number of shares of capital stock of the corporation that are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder's proposal will be included in a proxy statement that will be prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

         (c) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 12 is received by the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 12. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by paragraph (b) of this Section 12 is received by the Secretary at the principal office of the corporation not earlier than the close of business on the 180th day prior to such special meeting, and not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any time period, for giving of a shareholder's notice as described above.

         (d) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible at an annual or special meeting of shareholders of the corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12

(including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee or proposal in compliance with such shareholder's representation as required by clause (C) of paragraph (b) of this Section 12) and (B) to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, if the shareholder (or a designated representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

         (e) For purposes of this Section 12, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished, as the case may be, by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (f) Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(B) of the holders of any class or series of preferred stock, if any, to elect directors pursuant to any applicable provisions of the Articles of Incorporation.


                                   ARTICLE V
                                   ---------

                                    DIRECTORS
                                    ---------

     1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

     2. Number and Term of Directors. The Board of Directors shall consist of eleven members. The terms of office of the directors shall be staggered and shall otherwise be determined, as provided in these bylaws, subject to the Articles of Incorporation and applicable laws. Such terms shall be divided into three groups, two of which shall consist of four directors and one of which shall consist of three directors.

     3. Change in Number of Directors. The number of directors may at any time be increased or decreased, within the variable range established by the Articles of Incorporation by amendment to these bylaws. In case of any such increase the Board of Directors shall have power to elect any additional director to hold office until the next shareholders' meeting at which directors are elected. Any decrease in the number of directors shall take effect at the time of such amendment only to the extent that vacancies then exist; to the extent that such decrease exceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur by expiration of the term of directors at the next shareholders' meeting at which directors are elected or otherwise.

     4. Vacancy. If the office of any director becomes vacant, by reason of death, resignation, increase in the number of directors or otherwise, the directors remaining in office, although less than a quorum, may fill the vacancy by the affirmative vote of a majority of such directors.

     5. Selection of Chairman. The Board of Directors, at its first meeting after the annual meeting of shareholders, shall choose a Chairman of the Board from among the directors

     6. Resignation. Any director may resign at any time by delivering written notice of his or her resignation to the Board of Directors or the Chairman of the Board. Any such resignation shall take effect upon such delivery or at such later date as may be specified therein. Any such notice to the Board of Directors may be addressed to it in care of the Secretary.

     7. Duties of the Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board of Directors, and shall have the powers and duties usually and customarily associated with the position of a non-executive Chairman of the Board.

     8. Absence of Chairman. In case of the absence of the Chairman of the Board, the Board of Directors member with the longest tenure on the Board of Directors shall preside at meetings of the Board of Directors. He shall have such other powers and duties as may be delegated to him by the Chairman of the Board.

     9. Termination of Employment. Any director who is an employee of the corporation who ceases to be an employee of the corporation shall immediately cease to be a director as of the date such employment terminates. The directors remaining in office, although less than a quorum, may fill the vacancy by the affirmative vote of a majority of such directors.


                                   ARTICLE VI
                                   ----------

                      COMMITTEES OF THE BOARD OF DIRECTORS
                      ------------------------------------

     1. Committees. There shall be an Executive Committee, an Audit and Ethics Committee, a Compensation and Benefits Committee, a Finance Committee, a Corporate Governance and Nominating Committee and a Pension Committee, and the Board of Directors may create one or more other committees. Each committee of the Board of Directors shall consist of two or more directors of the corporation who shall be appointed by, and shall serve at the pleasure of, the Board of Directors.

     2. Committee Powers and Authority. The Executive Committee, to the extent determined by the Board of Directors but subject to limitations expressly prescribed by statute, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation. The Audit and Ethics Committee, the Compensation and Benefits Committee, the Finance Committee, the Corporate Governance and Nominating

Committee and the Pension Committee and each such other committee shall have such of the powers and authority of the Board of Directors as may be determined by the Board of Directors. Each committee shall report its proceedings to the Board of Directors when required. Provisions with respect to the Board of Directors which are applicable to meetings, actions without meetings, notices and waivers of notice and quorum and voting requirements shall also be applicable to each committee, except that a quorum of the Executive Committee shall consist of one third of the number of members of the Committee, three of whom are not employees of the corporation or any of its subsidiaries.

     3. Composition and Responsibilities of Certain Committees. The composition of the Audit and Ethics Committee, the Compensation and Benefits Committee and the Corporate Governance and Nominating Committee each shall satisfy the independence and other requirements of the New York Stock Exchange and the Securities and Exchange Commission as then in effect. The responsibilities of each of these committees shall be set forth in the committee's charter as approved by the Board of Directors.


                                  ARTICLE VII
                                  -----------

                            COMPENSATION OF DIRECTORS
                            -------------------------

     The Board of Directors may fix the compensation of the directors for their services, which compensation may include an annual fee, a fixed sum and expenses for attendance at regular or special meetings of the Board of Directors or any committee thereof, and such other benefits as the Board of Directors may determine. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE VIII
                                  ------------

                             MEETINGS OF DIRECTORS;
                             ----------------------
                            ACTION WITHOUT A MEETING
                            ------------------------

     1. Meetings of Directors. Regular meetings of the Board of Directors may be held pursuant to resolutions from time to time adopted by the Board of Directors, without further notice of the date, time, place or purpose of the meeting.

     2. Special Meetings of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board on at least 24 hours' notice to each director of the date, time and place thereof, and shall be called by the Chairman of the Board or by the Secretary on like notice on the request in writing of a majority of the total number of directors in office at the time of such request. Except as may be otherwise required by the Articles of Incorporation or these bylaws, the purpose or purposes of any such special meeting need not be stated in such notice.

     3. Notice. Notice of any meeting of the Board of Directors may be given by mailing or delivering such notice to each director at the director's residence or business address or by telephone or electronic transmission as set forth in this Section. Notice of the date, time, place or purpose of a regular or special meeting of the Board of Directors may be given by a form of electronic transmission consented to by the director to whom the notice is given. Any such consent of a director shall be revocable by the director by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the director of such specific posting when such notice is directed to an address at which the director has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (d) if by any other form of electronic transmission, when consented to by the director. Any notice shall state the time and place of the meeting. Meetings may be held without notice if all of the directors are present or those not present waive notice before or after the meeting.

     4. Place of Meetings. The Board of Directors may hold its meetings, have one or more offices and, subject to the laws of the Commonwealth of Virginia, keep the share transfer books and other books and records of the corporation, within or without said Commonwealth, at such place or places as it may from time to time determine.

     5. Quorum. At each meeting of the Board of Directors the presence of a majority of the total number of directors in office immediately before the meeting begins shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by the Articles of Incorporation or these bylaws, if a quorum shall be present the affirmative vote of a majority of the directors present shall be the act of the Board of Directors. A majority of the directors present at the meeting even if less than a quorum may adjourn or postpone the meeting to a fixed time and place, no further notice of the adjourned or postponed meeting being required.

     6. Actions Without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if one or more written consents stating the action taken, signed by each director either before or after the action is taken, are included in the minutes or filed with the corporate records. Such written consents and the signing thereof may be accomplished by one or more electronic transmissions.

     7. Telephone Meetings. Any or all directors may participate in any regular or special meeting of the Board of Directors or such committee, or conduct such meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other, and a director participating in a meeting by this means shall be deemed to be present in person at such meeting.

     8. Waivers. Whenever by statute, the Articles of Incorporation or these bylaws a notice is required to be given, a written waiver thereof; signed by the person entitled to notice, whether before or after the time stated therein, and filed with the corporate records or the minutes of the meeting, shall be equivalent to notice. Attendance of any shareholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such shareholder or director, as the case may be, except as otherwise provided by statute.


                                   ARTICLE IX
                                   ----------

                                    OFFICERS
                                    --------

     1. Officers. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, one or more Vice Presidents, a General Counsel, a Treasurer and a Secretary. The Board of Directors may also appoint a Controller and one or more Executive Vice Presidents, Senior Vice Presidents, Assistant Treasurers, Assistant Controllers and Assistant Secretaries, and such other officers as it may deem necessary or advisable. Any number of offices may be held by the same person. The Board of Directors may authorize an officer to appoint one or more other officers or assistant officers. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be prescribed from time to time by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe duties of other officers.

     2. Election of Officers. The Board of Directors, at its first meeting after the annual meeting of shareholders, shall choose the officers, who need not be members of the Board of Directors.

     3. Salaries of Officers. The salaries of all officers of the corporation shall be fixed by the Board of Directors, or in such manner as the Board of Directors may prescribe.

     4. Term. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer may at any time be removed by the Board of Directors or, in the case of an officer appointed by another officer as provided in these bylaws by such other officer. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or, in the case of an officer so appointed, by such other officer.

     5. Resignation. Any officer may resign at any time by delivering notice of his or her resignation to the Board of Directors or the Chairman of the Board. Any such resignation may be effective when the notice is delivered or at such later date as may be specified therein if the corporation accepts such later date. Any such notice to the Board of Directors shall be addressed to it in care of the Chairman of the Board or the Secretary.


                                   ARTICLE X
                                   ---------

                             CHIEF EXECUTIVE OFFICER
                             -----------------------

     Subject to the supervision and direction of the Board of Directors, the Chief Executive Officer shall be responsible for managing the affairs of the corporation. The Chief Executive Officer shall have supervision and direction of all of the other officers of the corporation.

                                   ARTICLE XI
                                   ----------

                                    PRESIDENT
                                    ---------

     The President shall be the chief operating officer of the corporation and shall perform such duties as maybe prescribed by these bylaws, or by the Chief Executive Officer. The President shall, in case of the absence or inability of the Chief Executive Officer to act, have the powers and perform the duties of the Chief Executive Officer.


                                  ARTICLE XII
                                  -----------

                           EXECUTIVE VICE PRESIDENTS,
                           --------------------------
                   SENIOR VICE PRESIDENTS AND VICE PRESIDENTS
                   ------------------------------------------

     The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have such powers and duties as may be delegated to them by the Chief Executive Officer.


                                  ARTICLE XIII
                                  ------------

                                 GENERAL COUNSEL
                                 ---------------

     The General Counsel shall be the chief legal officer of the corporation and the head of its legal department. He shall, in general, perform the duties incident to the office of General Counsel and shall have such other powers and duties as may be delegated to him by the Chief Executive Officer.


                                  ARTICLE XIV
                                  -----------

                                    TREASURER
                                    ---------

     The Treasurer shall be responsible for the care and custody of all the funds and securities of the corporation. The Treasurer shall render an account of the financial condition and operations of the corporation to the Board of Directors or the Chief Executive Officer as often as the Board of Directors or the Chief Executive Officer shall require. He or she shall have such other powers and duties as may be delegated to him or her by the Chief Executive Officer.


                                   ARTICLE XV
                                   ----------

                                   CONTROLLER
                                   ----------

     The Controller shall maintain adequate records of all assets, liabilities and transactions of the corporation, and shall see that adequate audits thereof are currently and regularly made. The Controller shall disburse the funds of the corporation in payment of the just obligations of the corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Controller shall have such other powers and duties as may be delegated to the Controller by the Chief Executive Officer.

                                  ARTICLE XVI
                                  -----------

                                    SECRETARY
                                    ---------

     The Secretary shall act as custodian of the minutes of all meetings of the Board of Directors and of the shareholders and of the committees of the Board of Directors. He or she shall attend to the giving and serving of all notices of the corporation, and the Secretary or any Assistant Secretary shall attest the seal of the corporation upon all contracts and instruments executed under such seal. He or she shall also be custodian of such other books and records as the Board of Directors or the Chief Executive Officer may direct. He or she shall have such other powers and duties as may be delegated to him or her by the Chief Executive Officer.


                                  ARTICLE XVII
                                  ------------

                         TRANSFER AGENTS AND REGISTRARS;
                         -------------------------------
                              CERTIFICATES OF STOCK
                              ---------------------

     1. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars for shares of capital stock of the corporation and may require all certificates for such shares, or for options, warrants or other rights in respect thereof, to be countersigned on behalf of the corporation by any such transfer agent or by any such registrar.

     2. Certificates of Stock. The certificates for shares of the corporation shall be numbered and shall be entered on the books of the corporation as they are issued. Each share certificate shall state on its face the name of the corporation and the fact that it is organized under the laws of the Commonwealth of Virginia, the name of the person to whom such certificate is issued and the number and class of shares and the designation of the series, if any, represented by such certificate and shall be signed by the Chief Executive Officer, the President, an Executive or Senior Vice President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars may be facsimile. In case any officer who has signed or whose facsimile signature has been placed on any such certificate shall have ceased to be such officer before such certificate is issued, then, unless the Board of Directors shall otherwise determine and cause notification thereof to be given to such transfer agent and registrar, such certificate shall nevertheless be valid and may be issued by the corporation (and by its transfer agent) and registered by its registrar with the same effect as if he were such officer at the date of issue.

                                 ARTICLE XVIII
                                 -------------

                               TRANSFERS OF STOCK
                               ------------------

     1. Transfers. All transfers of shares of the corporation shall be made on the books of the corporation by the registered holders of such shares in person or by their attorneys lawfully constituted in writing, or by their legal representatives.

     2. Cancelled Certificates. Certificates for shares of capital stock shall be surrendered and canceled at the time of transfer.

     3. Rights Agreement. To the extent that any provision of the Amended and Restated Rights Agreement dated as of September 1, 2003, as amended from time to time (the "Rights Agreement"), imposes a restriction on the transfer of any securities of the corporation, including, without limitation, the Rights, as defined in the Rights Agreement, such restriction is hereby authorized.

     4. Control Share Acquisitions. Article 14.1 of Chapter 9 of Title 13.1 of the Code of Virginia, titled "Control Share Acquisitions," shall not apply to acquisitions of shares of the corporation.


                                  ARTICLE XIX
                                  -----------

                               FIXING RECORD DATE
                               ------------------

     In order to make a determination of shareholders for any purpose, including those who are entitled to notice of and to vote at any meeting of shareholders or any adjournment or postponement thereof, or entitled to express consent in writing to any corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, the Board of Directors may fix in advance a record date which shall not be more than 70 days before the meeting or other action requiring such determination. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. Except as otherwise expressly prescribed by statute, only shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment or postponement thereof, or entitled to express such consent, or entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise such rights in respect of change, conversion or exchange, or to take such other action, as the case may be, notwithstanding any transfer of shares on the share transfer books of the corporation after any such record date fixed as aforesaid. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment or postponement thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned or postponed to a date more than 120 days after the date fixed for the original meeting.

                                   ARTICLE XX
                                   ----------

                             REGISTERED SHAREHOLDERS
                             -----------------------

     The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the Commonwealth of Virginia.


                                  ARTICLE XXI
                                  -----------

                                     CHECKS
                                     ------

     All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the corporation shall be signed in such manner as may be determined by the Board of Directors.


                                  ARTICLE XXII
                                  ------------

                                   FISCAL YEAR
                                   -----------

     The fiscal year of the corporation shall end on December 31 of each year.


                                 ARTICLE XXIII
                                 -------------

                                     BYLAWS
                                     ------

     The Board of Directors shall have the power to make, amend or repeal bylaws of the corporation.